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                                                                   EXHIBIT 10.37
                         GROUP TECHNOLOGIES CORPORATION
                        1996 SPECIAL RECOVERY BONUS PLAN
                              FOR VICE PRESIDENTS




1.   Establishment of Plan.

     Group Technologies Corporation (the "Company"), established this 1996 Special Recovery Bonus Plan for Vice Presidents effective as of January 2, 1996 (the "Plan"), to provide an additional financial incentive for Vice Presidents of the Company to advance the growth and prosperity of the Company.

2.   Eligibility.

     All employees of the Company who have been elected to the office of Vice President shall be eligible to participate in the Plan, other than those employees who are located outside of the United States.

3.   Awards.

     (a) Quarterly Award. Each eligible employee shall be granted a nonstatutory stock option for the purchase of up to 5,000 shares of the Company's common stock ($0.01 par value) for each quarter in 1996 that the Company's reported Profit Before Tax (after adjustment to exclude the impact of any settlement of the Boeing Claim) exceeds the corresponding quarterly Profit Before Tax reflected in the approved 1996 Business Plan.

     (b) Annual Award. Each eligible employee shall be granted a nonstatutory stock option for the purchase of up to 10,000 shares of the Company's common stock ($0.01 par value) in the event the Company's reported full year 1996 Profit Before Tax (after adjustment to exclude the impact of any settlement of the Boeing Claim) exceeds $2,500,000.

4.   Time of Grant and Terms.

     (a) Time of Grant. The stock options shall be granted effective the last business day of the month immediately following the period for which the award shall have been earned after review and approval of the unaudited financial statements for such period by the Option Plan Committee.

     (b) Terms. The stock options shall be granted subject to the terms and conditions of the Company's 1994 Stock Option Plan for Key Employees and shall
(i) be nonstatutory stock option, (ii) be priced at market in accordance with the terms of paragraph 7.B of the 1994 Stock Option Plan for Key Employees,
(iii) vest in 2 equal increments of 2,500 shares each (or 5,000 shares, as the case may be) beginning 1 year from the date of grant, and (iv) expire 5 years after the date of grant.




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                                                                   EXHIBIT 10.37
                         GROUP TECHNOLOGIES CORPORATION
                        1996 SPECIAL RECOVERY BONUS PLAN
                              FOR VICE PRESIDENTS





5.   Administration.

     This Plan shall be administered by the Board of Directors of the Company. The decisions of the Board of Directors in interpreting and applying the Plan shall be final.

6.   Miscellaneous.

     (a) Employment Rights. The adoption and maintenance of this Plan is not an employment agreement between the Company and any employee. Nothing herein contained shall be deemed to give any employee the right to be retained in the employ of the Company nor to interfere with the right of the Company to discharge any employee's right to terminate his or her employment at any time.

     (b) Amendment and Termination. The Company may, without the consent of any employee or beneficiary, amend or terminate the Plan at any time and from time to time.

     (c) Construction. The headings and subheadings of the Plan have been inserted for convenience for reference only and are to be ignored in any construction of the provisions hereof. The masculine shall be deemed to include the feminine, the singular shall include the plural, and the plural shall include the singular unless the context otherwise requires. The invalidity or unenforceability of any provision hereunder shall not affect the validity or enforceability of the balance hereof. This Plan represents the entire undertaking by the Company concerning its subject matter and supersedes all prior undertakings with respect thereto. No provision hereof may be waived or discharged except by a written document signed by a duly authorized representative of the Company.


                                        GROUP TECHNOLOGIES CORPORATION


                                        /s/ Jeffrey T. Gill
                                        ------------------------------
                                        Chairman of the Board


                                        January 2, 1996
                                        ------------------------------
                                        Date